UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 20, 2008 (August 14, 2008)
FREMONT GENERAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-08007	95-2815260

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2727 East Imperial Highway
Brea, California	92821

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (714) 961-5000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Appointment of Chief Restructuring Officer
     Chief Restructuring Officer. On August 14, 2008, Fremont General Corporation (the “Company”) received approval from the United States Bankruptcy Court for the Central District of California, Santa Ana Division (“Bankruptcy Court”), where the Company’s Chapter 11 case is pending, for the appointment of Albert S. Conly as the Company’s Chief Restructuring Officer (“CRO”). In connection with the approval of Mr. Conly, the Bankruptcy Court also approved the engagement of FTI Consulting, Inc. (“FTI”) to provide interim management assistance to the CRO and the Company. Mr. Conly's appointment as a CRO will become effective upon formal entry of an order by the Bankruptcy Court consistent with the approval announced by the Bankruptcy Court at the August 14, 2008 hearing. An order has been submitted and expected to be entered by the Bankruptcy Court in the coming days.
     Mr. Conly will remain employed by FTI and will perform the services as CRO through FTI. As a result, Mr. Conly will not receive any compensation directly from the Company and will not participate in any of the Company’s employee benefit plans. The Company will instead compensate FTI for Mr. Conly’s services as CRO on an hourly basis at a rate of $665.00 per hour. The Company will indemnify Mr. Conly as CRO and, as an executive officer, Mr. Conly will also be covered under the Company’s D&O insurance policy.
     Mr. Conly, age 53, is a Senior Managing Director in the Corporate Finance practice of FTI. Mr. Conly has over 30 years of restructuring, corporate finance and asset management experience in a variety of industries, including financial services. Prior to FTI, Mr. Conly was a partner at PricewaterhouseCoopers LLP and a managing director in the corporate and investment bank of Bank of America, where he managed the bank’s exposure to financial institutions and financial service companies. Mr. Conly holds a B.B.A. in accounting from the University of Texas at Austin and is a certified public accountant in the State of Texas.
     Additional information about the Bankruptcy Court approval of the appointment of Mr. Conly as CRO and FTI to provide interim management assistance to the Company can be found in the Company’s Application to Employ FTI Consulting, Inc. to Provide Interim Management Assistance that was filed on June 29, 2008 with the Bankruptcy Court (the “Application”), the Supplemental Application for Entry of an Order Authorizing the Debtor’s Employment of FTI Consulting, Inc. that was filed with the Bankruptcy Court on August 13, 2008 (the “Supplemental Application”), and the Joint Stipulation of the Debtor Fremont Reorganizing Corporation f/k/a Fremont Investment & Loan, FTI Consulting, Inc. and the Official Committee of Creditors Holding Unsecured Claims Concerning the Application of the Debtor and Debtor In Possession for Entry of an Order Authorizing the Employment of FTI Consulting, Inc. that was filed on August 8, 2008 (the “Stipulation” and collectively with the Application, Supplemental Application, the “FTI Retention Documents”). Copies of the FTI Retention Documents are accessible at the Bankruptcy Court’s Internet site, www.cacd.uscourts.gov, through an account obtained from Pacer Service Center at 1-800-676-6856. This application may also be found at the Company’s website at www.fremontgeneral.com under “Restructuring Information”. The information set forth on the foregoing websites shall not be deemed to be a part of or incorporated by reference into this Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREMONT GENERAL CORPORATION
Date: August 20, 2008	By:	/s/ Richard A. Sanchez
		Name:	Richard A. Sanchez
		Title:	Executive Vice President and Chief Administrative Officer